Exhibit 99.1

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We will achieve our vision by: Archie M. Brown, Jr. : President and CEO James (Jamie) M. Anderson: Executive Vice President and CFO Presenters

We will achieve our vision by: Disclosure Regarding Forward Looking Statements This presentation may include forward-looking statements regarding, among other things, MainSource’s business strategy, financial position and prospects, dividend policy, business results, strategic initiatives, credit quality including reserve levels, capital expenditures, and various other matters. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could” or “anticipates”, or the negative or other variation of these similar words, or by discussions of strategy or risks and uncertainties. These statements are based on current expectations of future events. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties, and because the assumptions underlying these statements could prove inaccurate. Factors that could cause actual results to differ materially from such forward-looking statements include, without limitation, general economic conditions, legislative and regulatory initiatives, changes in the quality of MainSource’s loan portfolios, and other risks set forth in MainSource’s Annual Report on Form 10-K for the fiscal year ending December 31, 2009, and other reports on file with the SEC. MainSource does not undertake to update any forward looking statements as a result of new information or future events or developments.

Corporate History

1983 Indiana United Bancorp was formed in Greensburg, IN $100 million 1 Insurance Office

1998 Merger of Equals – Indiana United Bancorp & Peoples Trust Company $650 million Three Bank Holding Co. 2 Insurance Offices

$2.9 Billion in Assets 975 Employees 68 Branches in 31 Indiana counties 6 Branches in 3 Illinois counties 4 Branches in 3 Kentucky counties 5 Branches in 2 Ohio counties MainSource Financial Group currently supports:

 Develops highly competent and engaged employees Provides local leadership and employee involvement in the life of our communities Grows and expands consumer and owner-managed business relationships Provides competitive services when and how our customers want them Provides services and advice that helps our customers achieve their dreams throughout life Corporate Strategy MainSource Financial Group is a community-based financial services company that:

Financial Information

Total Assets (As of Period End)

Largest Indiana Bank Holding Companies By Asset Size

Total Loans (As of Period End)

Loan Portfolio (As of 9.30.10)

Total Deposits (As of Period End)

Deposit Mix (As of 9.30.10) Third Quarter Cost of Deposits = 1.00%

Capital

Regulatory Capital Ratios (As of Period End)

Tangible Common Equity Ratio

Capital Analysis (As of 6.30.10) MSFG Peer Group Median TCE Ratio 6.3% 7.1% TCE/RWA 9.6% 9.4% RWA/Assets 63.7% 75.2%

 MainSource issued $57 million in preferred shares to Treasury on January 16, 2009. The outstanding warrants total 571,906 shares of the company’s common stock at an exercise price of $14.95 (9.30.10 Market Price was $7.64). Dividend increases from 5% to 9% in January 2014. Capital Purchase Program

Operating Performance

 Earnings of $4.6 million, $.19 per common share, highest level since third quarter of 2008; ROA was .64% Net interest margin was 4.14% Net revenue up 1.4% from third quarter 2009 Minimal impact from “Reg E” implementation Expenses stable excluding de novo investment in Columbus, Indiana market and increase in FDIC expense Non-performing assets were 3.13% of total assets Tangible common equity ratio increased to 6.6% Third Quarter 2010 Highlights

Net Operating Income *Excludes Goodwill Impairment Charges

Operating Earnings Per Share *Excludes Goodwill Impairment Charges

Operating Earnings Per Share *Excludes Goodwill Impairment Charges

Net Revenue (Annualized)

Net Interest Margin

Funding Mix (As of 9.30.10) Note: No Brokered Deposits Third Quarter Cost of Funds = 1.25%

Earnings Before LLP & Taxes * Excludes Goodwill Impairment Charges $51.9 (Annualized)

Credit Quality

Indiana Unemployment Rate (Seasonally Adjusted) U. S. Bureau of Labor Statistics

Non-Performing Loans (End of Period)

Non-Performing Loans (End of Period)

Loan Portfolio (As of 9.30.10) Total Loans Non-Performing Loans

New Non-Accruals By Quarter

Adversely Classified Assets Substandard and Non-Performing Loans plus OREO

Loan Loss Provision Expense

Loan Loss Provision Expense

Net Charge Offs (In Dollars)

Loan Loss Reserve to Total Loans (End of Period)

Investment Portfolio

Investment Portfolio (As of 9.30.10) (Dollars in Millions) Value % of Total MBS’s (Agency) $331 41% Municipal $280 34% CMO’s (Agency) $194 24% Other $7 1% TOTAL $812 100% *Net unrealized gain of $35 million or 4.5% of Book Value * Average duration was 3.9 years

Investment Portfolio (As of 9.30.10) Conservative portfolio comprised primarily of agency MBS and municipal securities No pooled trust preferred or private label CMO’s No OTTI issues throughout economic downturn Unrealized gain (pre-tax of $35 million as of 9.30.10)

2010 Strategic Priorities Improve credit culture and quality Increase capital Position company for growth

Questions

Contact Information MainSource Financial Group, Inc. common stock is traded on the NASDAQ Global Select Market under the symbol MSFG. Additional inquiries can be made at www.mainsourcefinancial.com For investor inquiries, please contact: Jamie Anderson – Chief Financial Officer Shareholder Relations Ph: 812.663.6734 Email: shareholder.relations@mainsourcefinancial.com

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